Exhibit 10.10

PERFORMANCE GROWTH AWARD AGREEMENT

1.

The Grant.  Alliant Techsystems Inc., a Delaware corporation (the “Company”), hereby grants to you, on the terms and conditions set forth in this Performance Award Agreement (this “Agreement”) and in the Alliant Techsystems Inc. 2005 Stock Incentive Plan (the “Plan”), a Performance Award as of the date, and for the number of Shares (the “Performance Shares”), which the Company or its agent provided to you separately in writing through an electronic notice and on-line award acceptance web page (the “Electronic Notice and On-Line Award Acceptance”).

2.	Measuring Period. The Measuring Period for purposes of determining whether the Company will pay you the Performance Shares shall be fiscal years 2014 through 2016.

3.

Performance Goals.  The Performance Goals for purposes of determining whether the Company will pay you the Performance Shares are set forth in the Performance Accountability Chart, which the Company provided to you separately in writing.

4.

Payment.  The Company will pay you the Performance Shares if and to the extent that the Performance Goals are achieved, as set forth in the Performance Accountability Chart and as determined by the Personnel and Compensation Committee of the Company’s Board of Directors (the “Committee”) in its sole discretion. Notwithstanding the foregoing, the Committee has the discretion to adjust the payment level downward from the level of performance actually achieved.

5.

Form and Timing of Payment. The Company will pay you any shares payable pursuant to this Agreement in shares of common stock of the Company (the “Shares”), with one Share issued for each Performance Share earned. The Company will pay you the Performance Shares as soon as practicable after the Committee determines, in its sole discretion, after the end of the Measuring Period, whether, and the extent to which, the Performance Goals have been achieved, but in no event later than 2 ½ months after the end of the Measuring Period.

6.

Change in Control.  After a Change in Control (as defined in Appendix A to this Agreement), the Performance Shares shall immediately be payable at the threshold performance level, but prorated for your active service time with the Company during the Measuring Period. However, if you are or become a participant in the Company’s Income Security Plan or any successor or substitute plan (the “ISP”), the terms of payment of the Performance Shares shall be governed by the provisions of the ISP.

7.

Forfeiture.  In the event of your termination of employment prior to the end of the Measuring Period, other than by reason of death, Disability (as defined in Appendix A to this Agreement), Retirement (as defined in Appendix A to this Agreement), or voluntary or involuntary layoff, all of your Performance Shares and rights to payment of any Shares shall be immediately and irrevocably forfeited. In the event of your termination of employment prior to the end of the Measuring Period by reason of Disability, Retirement, or voluntary or involuntary layoff, you shall be entitled to receive, after the end of the Measuring Period, the number of Shares determined by the Committee pursuant to this Agreement, but prorated for your active service time with the Company during the Measuring Period. In the event of your death prior to the end of the Measuring Period, your estate shall be entitled to receive, within a practicable time after your death, payment of the Performance Shares at the threshold performance level, but prorated for your active service time with the Company during the Measuring Period. The Committee reserves the right to recoup Awards, or the value of Awards, from you in the event there is a material restatement of the Company’s financial results. If the Committee determines a recoupment is appropriate in the exercise of its discretion, considering all the facts and circumstances, you shall forfeit and pay back such portion, or all, of the outstanding or previously awarded Awards as determined by the Committee in its sole discretion.This recoupment provision includes Awards deferred into the ATK Nonqualified Deferred Compensation Plan.

8.

Holding Requirement. As long as you serve as an “executive officer” of the Company, as defined by federal securities regulations, you will be required to retain at least 30% of the total number of Shares earned under the terms of this Agreement. See the Stock Holding policy for additional information.

9.	Rights. Nothing herein shall be deemed to grant you any rights as a holder of Shares unless and until the Company actually issues the Shares to you as provided herein.

10.

Income Taxes.  You are liable for any federal, state and local income or other taxes applicable upon the grant of the Performance Shares, the receipt of the Shares, or subsequent disposition of the Shares, and you acknowledge that you should consult with your own tax advisor regarding the applicable tax consequences. Upon payment of the Performance Shares and/or issuance of the Shares to you, the Company will pay your required minimum statutory withholding taxes by withholding Shares otherwise to be delivered upon the payment of the Performance Shares with a Fair Market Value (as defined in the Plan) equal to the amount of such taxes. Alternatively, if you notify the Company prior to the end of the Measuring Period, you may elect to pay all or a portion of the minimum statutory withholding taxes by (a) delivering to the Company Shares other than Shares issuable upon the payment of the Performance Shares with a Fair Market Value equal to the amount of such taxes or (b) paying cash, provided that if you do not deliver such Shares or cash to the Company by the second business day after the payment date of the Performance Shares, the Company will pay your required minimum statutory withholding taxes by withholding Shares otherwise to be delivered upon the payment of the Performance Shares with a Fair Market Value equal to the amount of such taxes.

11.

Acknowledgment.  This Award of Performance Shares shall not be effective until you agree to the terms and conditions of this Agreement and the Plan, and acknowledge receipt of a copy of the Prospectus relating to the Plan, by accepting this Award in writing or electronically as specified by the Company or its agent in the Electronic Notice and On-Line Award Acceptance.

ALLIANT TECHSYSTEM INC.
Mark W. DeYoung

President & Cheif Executive Officer

Alliant Techsystems Inc. 2005 Stock Incentive Plan

Appendix A to Award Agreement

“Change in Control” means any of the following:

•                 The acquisition by any “person” or group of persons (a “Person”), as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company or a “Subsidiary” (as defined below) or any Company employee benefit plan (including its trustee)) of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) (“Beneficial Ownership”), directly or indirectly, of securities of the Company representing, directly or indirectly, more than 50% of the total number of shares of the Company’s then outstanding “Voting Securities” (as defined below);

•                 consummation of a reorganization, merger or consolidation of the Company, or the sale or other disposition of all or substantially all of the Company’s assets (a “Business Combination”), in each case, unless, following such Business Combination, the individuals and entities who were the beneficial owners of the total number of shares of the Company’s outstanding Voting Securities immediately prior to both (1) such Business Combination, and (2) any “Change Event” (as defined below) occurring within 12 months prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the total number of shares of the outstanding Voting Securities of the resulting corporation, or the acquiring corporation, as the case may be, immediately following such Business Combination (including, without limitation, the outstanding Voting Securities of any corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the total number of shares of the Company’s outstanding Voting Securities; or

•                 any other circumstances (whether or not following a Change Event) which the Company’s Board of Directors (the “Board”) determines to be a Change in Control for purposes of this Plan after giving due consideration to the nature of the circumstances then represented and the purposes of this Plan. Any such determination made by the Board shall be irrevocable except by vote of a majority of the members of the Board who voted in favor of making such determination.

For purposes of this definition, a “Change in Control” shall not result from any transaction precipitated by the Company’s insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent.

For purposes of this definition:

•                  “Change Event” means

(1)                                                the acquisition by any Person (other than the Company or a Subsidiary or any Company employee benefit plan (including its trustee)) of Beneficial Ownership, directly or indirectly, of securities of the Company directly or indirectly representing 15% or more of the total number of shares of the Company’s then outstanding Voting Securities (excluding the sale or issuance of such securities directly by the Company, or where the acquisition of such securities is made by such Person from five or fewer stockholders in a transaction or transactions approved in advance by the Board);the public announcement by any Person of an intention to acquire the Company through a tender offer, exchange offer, or other unsolicited proposal; or

(2)                                                the public announcement by any Person of an intention to acquire the Company through a tender offer, exchange offer, or other unsolicited proposal; or

(3)                                                the individuals who are members of the Board (the “Incumbent Board”) as of the Grant Date set forth in the Award Agreement cease for any reason to constitute at least a majority of the Board; provided, however, that if the nomination for election of any new director was approved by a vote of a majority of the Incumbent Board, such new director shall, for purposes of this definition, be considered a member of the Incumbent Board.

•                  “Subsidiary” means a corporation as defined in Section 424(f) of the Internal Revenue Code with the Company being treated as the employer corporation for purposes of this definition.

•                  “Voting Securities” means any shares of the capital stock or other securities of the Company that are generally entitled to vote in elections for directors.

*        *        *        *

“Disability” means that you have been determined to have a total and permanent disability either by

•                  being eligible for disability for Social Security purposes, or

•                  being totally and permanently disabled under the Company’s long-term disability plan.

“Retirement” means

•                 if you are a current participant in a Company defined benefit plan, then “Retirement” is defined by that defined benefit plan, or

•                 if you are not a current participant in a Company defined benefit plan, then “Retirement” means that you have reached age 55 and have at least five years of “vesting service” as defined in the Company’s 401(k) Plan.

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